Exhibit 99.5
Case 2:06-cv-01531-JFC Document 105-4 Filed 01/22/10 Page 1 of 3
EXHIBIT D
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF PENNSYLVANIA

In re BLACK BOX CORPORATION	)
DERIVATIVE LITIGATION	)	No. 2:06-CV-01531 JFC
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This Document Relates to: All Actions	)
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[PROPOSED] ORDER OF DISMISSAL AND JUDGMENT
     This matter came before the Court for hearing on                     , 2010 (the “Settlement Hearing”), pursuant to the Order of this Court, dated                     , 2010, and entitled “Preliminary Approval Order,” on the joint motion of the Parties hereto for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Compromise and Settlement dated January 22, 2010 (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement; and the Court being fully advised of the premises and good cause appearing therefor, the Court enters this Order of Dismissal and Judgment.
     IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:
          1. This Order of Dismissal and Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used but not defined herein shall have the same meanings as set forth in the Stipulation.
          2. This Court has jurisdiction over the subject matter of this Action, including all matters necessary to effectuate the Settlement, and over all Parties.
          3. This Court finds that the Notice of Proposed Settlement of Derivative Action and of Settlement Hearing (the “Notice”) provided to Current Black Box Stockholders constituted the best notice practicable under the circumstances. The Notice fully satisfied the

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requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.
          4. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finds that the Stipulation and the Settlement are fair, reasonable, and adequate, and in the best interests of, Black Box and Current Black Box Stockholders, and hereby approves all provisions of the Stipulation and the Settlement in all respects, including the dismissal and release of the Released Claims, and orders the Parties to perform the terms thereof, to the extent that they have not already done so.
          5. The Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided in the Stipulation. The Parties and Current Black Box Stockholders, and any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Parties.
          6. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of any fault, wrongdoing, or liability of the Parties or of the validity of any Released Claims; or (ii) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative. Any party to the Stipulation may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full

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faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
          7. The Court hereby approves the Fee Award in accordance with the Stipulation, and expressly finds that the Fee Award is fair and reasonable. Black Box is directed to pay the Fee Award in accordance with the terms of the Stipulation.
          8. The Court hereby enters judgment in accord with the Stipulation and this Order of Dismissal and Judgment.
          9. Without affecting the finality of this Judgment in any way, this Court hereby retains jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.
SO ORDERED:

Dated:

Joy Flowers Conti United States District Judge

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